Exhibit 10.1

Amendment to the Convertible Promissory Note

The purpose of this Amendment (the “Amendment”) is to amend the convertible promissory note (the “Note”) issued by Meiwu Technology Company Limited (“Company”) to (the “Lender”). The Company and the Lender hereby agree that following sections of the Note should be replaced with the following language in its entirety:

“3. Lender Conversion. Lender has the right at any time after the six month anniversary of Issuance Date until the Outstanding Balance has been paid in full, at its election, to convert (“Lender Conversion”) all or any portion of the Outstanding Balance into fully paid and non-assessable ordinary shares (“Lender Conversion Shares”), no par value per share (the “Ordinary Shares”), of Borrower as per the following conversion formula: the amount being converted (the “Conversion Amount”) divided by the lower of (i) $0.5 and (ii) the Market Price (as defined below). Conversion notices in the form attached hereto as Exhibit A (each, a “Lender Conversion Notice”) may be effectively delivered to Borrower by any method set forth in the “Notices” Section of the Purchase Agreement, and all Lender Conversions shall be cashless and not require further payment from Lender. Borrower shall deliver the Lender Conversion Shares from any Lender Conversion to Lender in accordance with Section 7 below. Notwithstanding the foregoing, in no event that the Note shall be converted at a price less than the Floor Price.

“A7. “Floor Price” means $0.10.”

[Signature Page Follows]

This Amendment may be executed in counterparts (including facsimile or .pdf counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Yours truly,

Meiwu Technology Group Limited

By:
Name:	Xinliang Zhang
Title:	Chief Executive Officer

Accepted and agreed to as of
the date first written above:

LENDER